Analex Corporation                           NEWS RELEASE
2677 Prosperity Avenue
Suite 400
Fairfax, Virginia 22031
Tel:  (703) 852-4000
Fax: (703) 852-2200
www.analex.com                     Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 852-1392

ANALEX ANNOUNCES STOCK REPURCHASE PROGRAM FAIRFAX, VA, June 15, 2006
- Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced that its Board of Directors has approved a stock repurchase program, whereby it authorized the use of $1,000,000 of the Company's capital to purchase shares of its outstanding shares of common stock from time to time, at prevailing market prices in the open market or through negotiated transactions, depending on market conditions, share price and other factors.

     The repurchase program will be overseen by a Special Committee of the Company's Board of Directors. Under the repurchase program, purchases are funded from available working capital and the repurchased shares may be retired, held in treasury or used for ongoing stock issuances such as issuances under employee stock plans. There is no guarantee as to the exact number of shares that will be repurchased or, subject to the $1,000,000 limit, the amount of funds used for repurchase during any particular period. Analex may discontinue purchases at any time that the Board determines that additional purchases are unwarranted.

     Sterling Phillips, Analex's Chairman and CEO, stated, "We are pleased to be initiating this stock repurchase program.
This program emphasizes the confidence that management and the Board have in the Company's prospects for the future."

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-852-1392.

PLEASE NOTE: Statements in this press release relating to plans, strategies, economic performance and trends and other statements, including statements containing the words "anticipate," "believe," "could," "expect," "intend," "may," "plan," "potential," "should," and "will," and similar expressions which are not descriptions of historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by these statements. While the Company has secured all approvals necessary for the implementation of its stock repurchase program, statements herein regarding the availability of the Company's cash flow and debt capacity, its long-term growth objectives, its intention to repurchase shares, the intended use of any repurchased shares and the source of funding are all forward-looking statements. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company's Form 10-K for the most recently completed fiscal year), such risks and uncertainties include, but are not limited to: the Company's dependence on contracts with U.S. federal government agencies, particularly within the U.S. Department of Defense and NASA, for substantially all of our revenue; changes in the spending priorities of the federal government; government contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); the likelihood of success in growing the Company's business through acquisition or otherwise, including the risk that the expected benefits of the acquisition may not be realized; growth in the government contracting arena and in the economy in general. These forward-looking statements reflect the Company's current beliefs; however developments and events subsequent to this document are likely to cause these statements to become outdated. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise, accept as provided by law.


                             # # #